Exhibit 99.1

ONYX PHARMACEUTICALS REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

November 1, 2012

Onyx Pharmaceuticals Reports Third Quarter 2012 Financial Results

Kyprolis Net Sales of $18.6 Million in Launch Quarter; Stivarga Launch Underway in U.S.

SOUTH SAN FRANCISCO, CA — November 1, 2012 — Onyx Pharmaceuticals, Inc. (NASDAQ: ONXX) today reported its financial results for the third quarter 2012. Onyx reported non-GAAP net loss of $51.8 million, or $0.79 per diluted share, for the third quarter of 2012 compared to non-GAAP net loss of $19.5 million, or $0.31 per diluted share, for the same period in 2011.

“Our accomplishments this quarter are unprecedented in the history of Onyx, transforming the company from having one approved therapy at the beginning of 2012 to having three approved therapies today,” said N. Anthony Coles, M.D., president and chief executive officer of Onyx. “In a single quarter, we have initiated the launches of Kyprolis and Stivarga, a Bayer product that we co-promote in the United States. Both therapies represent important medical progress, where the unmet needs remain significant for advanced cancer patients.”

Dr. Coles continued, “At the same time, Nexavar continues to generate cash flow and, together with Stivarga royalties and Kyprolis revenues, is expected to help offset our ongoing research and development investments. We are committed to growing the topline for all three of these innovative therapies and look forward to upcoming commercial, regulatory, and clinical milestones as we continue the momentum across our business.”

On a U.S. GAAP basis, Onyx reported net income of $17.4 million, or $0.25 per diluted share, for the third quarter 2012 compared to net loss of $36.9 million, or $0.58 per diluted share, for the same period in 2011. A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Income (Loss).”

Revenue

KyprolisTM (carfilzomib) for Injection net sales were $18.6 million for the third quarter of 2012, representing orders placed and received by end customers such as clinics and hospitals post approval. The U.S. Food and Drug Administration (FDA) granted accelerated approval of Kyprolis on July 20, 2012.

Nexavar® (sorafenib) tablets net sales, as recorded by Bayer, excluding Japan, were $208.2 million for the third quarter of 2012, compared to $208.7 million for the same period in 2011 as a decline in the dollar-Euro exchange rate between periods offset higher sales in various regions around the world. Revenue from the collaboration agreement was $70.7 million for the third quarter of 2012, a decrease of 6% compared to $75.0 million for the same period in 2011. Onyx’s share of collaboration commercial profit was $66.4 million in the third quarter 2012, compared to $65.7 million in the same period in 2011. Commercial margin increased to 64% for the third quarter 2012 compared to 63% for the third quarter of 2011. Onyx and Bayer are marketing and developing Nexavar, an anticancer therapy currently approved for the treatment of unresectable liver cancer and advanced kidney cancer in over 100 countries.

Stivarga® (regorafenib) tablets royalty revenue was $0.1 million for the third quarter 2012, following marketing approval by the FDA on September 27, 2012. Onyx receives a 20% royalty on Bayer’s global net sales of Stivarga in oncology.

KyprolisTM (carfilzomib) for Injection

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Stivarga® (regorafenib) is a Bayer compound being developed by Bayer. Onyx receives a 20% royalty on global net sales in human oncology. Bayer and Onyx are jointly promoting Stivarga in the U.S.

ONYX PHARMACEUTICALS REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

November 1, 2012

Operating Expenses

Cost of goods sold were $0.5 million for the third quarter of 2012. Costs of goods sold and gross margin related to sales of Kyprolis are not representative of Onyx’s expectations of costs of goods sold or gross margin, because most costs associated with third quarter Kyprolis sales were charged to research and development expense in periods prior to approval.

Non-GAAP research and development expenses were $83.3 million for the third quarter 2012, compared to $56.5 million for the same period in 2011. Higher non-GAAP research and development expenses between periods were primarily due to increased investments in Kyprolis development, particularly the Phase 3 ASPIRE, FOCUS, and ENDEAVOR trials, continued support of smaller Kyprolis trials and expensing commercial supply that was manufactured prior to the U.S. approval and launch of Kyprolis. On a GAAP basis, research and development expenses were $85.7 million for the third quarter 2012, compared to $58.5 million for the same period in 2011.

Non-GAAP selling, general and administrative expenses were $55.3 million for the third quarter 2012, compared to $36.0 million for the same period in 2011. Higher non-GAAP selling, general and administrative expenses between periods were primarily due to investment in commercial infrastructure and associated support to prepare for the U.S. launch of Kyprolis. On a GAAP basis, selling, general and administrative expenses were $61.7 million for the third quarter 2012, compared to $42.6 million for the same period in 2011.

Amortization expense for acquired intangible assets of $4.1 million for the third quarter of 2012 reflects the initiation of amortization of a portion of the in-process research and development intangible asset, which was acquired in the 2009 acquisition of Proteolix, Inc. following the U.S. approval of Kyprolis.

Provision for Income Taxes

Provision for income taxes for the quarter ending September 30, 2012 primarily consists of a $95.8 million non-cash tax benefit to recognize a change in the net deferred tax balance resulting from the U.S. approval of Kyprolis.

Cash, Cash Equivalents and Marketable Securities

On September 30, 2012, cash, cash equivalents, and current and non-current marketable securities were $573.0 million, compared to $668.4 million at December 31, 2011. This decrease was largely due to investments in Kyprolis development and commercialization, partly offset by revenue from the Bayer collaboration.

Nine-Month Results

Nexavar net sales as recorded by Bayer, excluding Japan, were $632.4 million and $608.5 million for the nine months ended September 30, 2012 and 2011, respectively. Revenue from the collaboration agreement was $215.5 million and $210.1 million for the nine months ended September 30, 2012 and 2011, respectively. Non-GAAP net loss for the nine months ended September 30, 2012 was $138.9 million, or $2.16 per diluted share, compared to $60.9 million, or $0.96 per diluted share for the same period in 2011. For the nine months ended September 30, 2012, on a GAAP basis Onyx recorded net loss of $144.9 million, or $2.25 per diluted share, compared with net loss of $140.6 million, or $2.22 per diluted share, for the same period in 2011.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: non-GAAP net loss, non-GAAP net loss — diluted, non-GAAP net loss per share, non-GAAP net loss per share — diluted, non-GAAP research and development and non-GAAP selling, general and administrative. The following tables reconcile these non-GAAP measures to the most comparable financial measures calculated in accordance with GAAP.

Onyx management uses these non-GAAP financial measures to monitor and evaluate our operating results and trends on an on-going basis and internally for operating, budgeting and financial planning purposes. Onyx management believes the non-GAAP information is useful for investors by offering them the ability to better identify trends in our business and better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect Onyx.

KyprolisTM (carfilzomib) for Injection

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Stivarga® (regorafenib) is a Bayer compound being developed by Bayer. Onyx receives a 20% royalty on global net sales in human oncology. Bayer and Onyx are jointly promoting Stivarga in the U.S.

ONYX PHARMACEUTICALS REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

November 1, 2012

These non-GAAP financial measures that management uses are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP. A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Income (Loss).”

Non-GAAP operating expenses exclude stock-based employee compensation expense, the write-off of certain research and development expenses, contingent consideration expense, imputed interest related to the convertible senior note due 2016, equity investment impairment, impact of the S*BIO termination, lease termination exit costs, amortization of acquired intangibles and related tax impact of this amortization.

Recent Clinical Development and Regulatory Highlights

Proteasome Inhibitor Franchise

•                  In October 2012, Onyx completed enrollment in the FOCUS trial, an international Phase 3 clinical trial evaluating single-agent Kyprolis in patients with relapsed and refractory myeloma who have received three or more prior therapies. The FOCUS trial is designed to support regulatory approvals around the world.

•                  In July 2012, the U.S. FDA granted accelerated approval of Kyprolis™ (carfilzomib) for Injection for the treatment of patients with multiple myeloma who have received at least two prior therapies, including bortezomib and an immunomodulatory agent, and have demonstrated disease progression on or within 60 days of completion of the last therapy. The indication for Kyprolis is based on response rate. Currently, no data are available for Kyprolis that demonstrate an improvement in progression-free survival or overall survival.  For full prescribing information, visit http://www.kyprolis.com.

•                  In July 2012, Onyx initiated the ENDEAVOR trial, a Phase 3 trial evaluating Kyprolis in combination with dexamethasone, versus bortezomib (Velcade®) with dexamethasone in patients with relapsed multiple myeloma.  ENDEAVOR is the first of two head-to-head trials planned by Onyx.

•                  In July 2012, Blood, the medical journal of the American Society of Hematology, published results from the 003-A1 Phase 2b trial, a single-arm, multicenter clinical trial evaluating Kyprolis for the treatment of patients with advanced multiple myeloma, who had received a median of five prior anti-myeloma regimens.

Kinase Inhibitor Franchise

•                  In September 2012, the U.S. Food and Drug Administration (FDA) approved Bayer’s Stivarga® (regorafenib) tablets for the treatment of patients with metastatic colorectal cancer (mCRC) who have been previously treated with currently available therapies (including fluoropyrimidine-, oxaliplatin- and irinotecan-based chemotherapy, an anti-VEGF therapy, and, if KRAS wild type, an anti-EGFR therapy).  The approval of Stivarga is based on results from the pivotal Phase 3 study (CORRECT) that demonstrated improvement in overall survival (OS) and progression-free survival (PFS) compared to placebo in patients with mCRC whose disease had progressed after approved standard therapies.  For full prescribing information, visit http://www.stivarga-us.com.

•                  In September 2012, the Japanese Ministry of Health, Labor and Welfare (MHLW) granted priority review to Bayer’s New Drug Application (NDA) for regorafenib for the treatment of patients with unresectable, advanced/recurrent CRC.

•                  In October 2012, the U.S. FDA granted priority review to Bayer’s supplemental NDA (sNDA) for regorafenib for the treatment of metastatic and/or unresectable gastrointestinal stromal tumors (GIST) in patients whose disease has progressed despite prior treatment. The sNDA was submitted in August 2012 with the FDA.

KyprolisTM (carfilzomib) for Injection

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Stivarga® (regorafenib) is a Bayer compound being developed by Bayer. Onyx receives a 20% royalty on global net sales in human oncology. Bayer and Onyx are jointly promoting Stivarga in the U.S.

ONYX PHARMACEUTICALS REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

November 1, 2012

Management Conference Call Today

Onyx will host a webcast and conference call with management to discuss third quarter 2012 financial results, as well as provide a general business overview, today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).

To access a live audio webcast of the conference call, log onto the company’s website at: http://www.onyx.com/investors/event-calendar

To access the live conference call, dial 847-585-4405 and use the passcode 33476074#. A replay of the call will be available on the Onyx website or by dialing 630-652-3042 and using the passcode 33476074# approximately one hour after the teleconference concludes through November 15, 2012.

About Nexavar® (sorafenib) tablets

Nexavar is approved in the U.S. for the treatment of patients with unresectable hepatocellular carcinoma and for the treatment of patients with advanced renal cell carcinoma.

For information about Nexavar including U.S. Nexavar prescribing information, visit www.nexavar.com or call 1.866.NEXAVAR (1.866.639.2827).

About Kyprolis™ (carfilzomib) for Injection

On July 20, 2012, the U.S. Food and Drug Administration (FDA) granted accelerated approval of Kyprolis™ (carfilzomib) for Injection for the treatment of patients with multiple myeloma who have received at least two prior therapies including bortezomib and an immunomodulatory agent (IMiD), and have demonstrated disease progression on or within 60 days of completion of the last therapy. Approval was based on response rate. Clinical benefit, such as improvement in survival or symptoms, has not been verified.

Full prescribing information is available at http://www.kyprolis.com.

About Stivarga® (regorafenib) tablets

Stivarga is approved in the U.S. for the treatment of patients with mCRC who have been previously treated with fluoropyrimidine-, oxaliplatin- and irinotecan-based chemotherapy, an anti-VEGF therapy, and, if KRAS wild type, an anti-EGFR therapy. For full prescribing information, visit www.stivarga-us.com.

Important Safety Information for Stivarga® (regorafenib) tablets

WARNING: HEPATOTOXICITY: Severe and sometimes fatal hepatotoxicity has been observed in clinical trials. Monitor hepatic function prior to and during treatment. Interrupt and then reduce or discontinue Stivarga for hepatotoxicity as manifested by elevated liver function tests or hepatocellular necrosis, depending upon severity and persistence.

About Onyx Pharmaceuticals, Inc.

Based in South San Francisco, California, Onyx Pharmaceuticals, Inc. is a global biopharmaceutical company engaged in the development and commercialization of innovative therapies for improving the lives of people with cancer. The company is focused on developing novel medicines that target key molecular pathways. For more information about Onyx, visit the company’s website at www.onyx.com.

KyprolisTM (carfilzomib) for Injection

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Stivarga® (regorafenib) is a Bayer compound being developed by Bayer. Onyx receives a 20% royalty on global net sales in human oncology. Bayer and Onyx are jointly promoting Stivarga in the U.S.

ONYX PHARMACEUTICALS REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

November 1, 2012

Forward-Looking Statements

This news release contains “forward-looking statements” of Onyx within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding our expected financial results for 2012, investments in, and launch of Kyprolis and our oral proteasome inhibitor oprozomib, generation of cash flows from sales of Nexavar, commercial, regulatory, and clinical milestones, royalties on Bayer’s global net sales and development of Stivarga, promotion of Stivarga in the U.S., overall costs or gross margin from sales of Kyprolis and our future clinical trials. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: Nexavar® (sorafenib) tablets, Kyprolis™ (carfilzomib) for Injection and Stivarga® (regorafenib) tablets being the only approved products from which we may obtain revenue; competition; failures or delays in our clinical trials or the regulatory process; dependence on our collaborative relationship with Bayer; supply of Nexavar, Stivarga or Kyprolis; market acceptance and the rate of adoption of Nexavar, Stivarga and Kyprolis; pharmaceutical pricing and reimbursement pressures; serious adverse side effects, if they are associated with Nexavar, Stivarga or Kyprolis; government regulation; possible failure to realize the anticipated benefits of business acquisitions or strategic investments; protection of our intellectual property; the indebtedness incurred through the sale of our 4.0% convertible senior notes due 2016; and product liability risks. Reference should be made to Onyx’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission, as updated by Onyx’s subsequent Quarterly Reports on Form 10-Q, under the heading “Risk Factors” for a more detailed description of these and other risks. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.

Contacts:

Investors	Media
Amy Figueroa, CFA	Julianna Wood
Senior Director, Investor Relations	Vice President, Public Affairs
(650) 266-2398	(650) 266-2505

(See attached tables)

KyprolisTM (carfilzomib) for Injection

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Stivarga® (regorafenib) is a Bayer compound being developed by Bayer. Onyx receives a 20% royalty on global net sales in human oncology. Bayer and Onyx are jointly promoting Stivarga in the U.S.

ONYX PHARMACEUTICALS REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

November 1, 2012

ONYX PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended				Three Months Ended
	September 30, 2012				September 30, 2011
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenue:
Revenue from collaboration agreement	$70,744	$—		$70,744	$75,041	$—		$75,041
Product revenue	18,636	—		18,636	—	—		—
Royalty revenue	131	—		131	—	—		—
Total operating revenue	89,511	—		89,511	75,041	—		75,041
Operating expenses:
Cost of goods sold (excluding amortization of certain acquired intangible assets)	496	—		496	—	—		—
Research and development	85,667	(2,394	)(a)	83,273	58,532	(1,988	)(a)	56,544
Selling, general and administrative	61,747	(6,412	)(b)	55,335	42,642	(6,685	)(b)	35,957
Contingent consideration	9,843	(9,843	)(c)	—	5,945	(5,945	)(c)	—
Amortization of acquired intangible assets	4,110	(4,110	)(d)	—	—	—		—
Lease termination exit costs	—	—		—	130	(130	)(g)	—
Total operating expenses	161,863	(22,759)		139,104	107,249	(14,748)		92,501
Income (loss) from operations	(72,352)	22,759		(49,593)	(32,208)	14,748		(17,460)
Investment income	625	—		625	435	—		435
Interest expense	(5,456)	2,921	(e)	(2,535)	(5,112)	2,643	(e)	(2,469)
Other income (expense)	(1,194)	866	(f)	(328)	25	—	(f)	25
Loss before provision (benefit) for income taxes	(78,377)	26,546		(51,831)	(36,860)	17,391		(19,469)
Provision (benefit) for income taxes	(95,773)	95,776	(h)	3	—	—		—
Net income (loss)	$17,396	$(69,230)		$(51,834)	$(36,860)	$17,391		$(19,469)

Net income (loss) per share:
Basic	$0.26		(i)	$(0.79)	$(0.58)		(i)	$(0.31)
Diluted (1)	$0.25			$(0.79)	$(0.58)			$(0.31)

Computation of diluted shares:
Basic	65,831			65,831	63,555			63,555
Dilutive effect of options	2,632			—	—			—
Diluted (1)	68,463			65,831	63,555			63,555

(1) Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded in the computation of diluted per share amounts for the three months ended September 30, 2012 and 2011 because their effect would be anti-dilutive.

KyprolisTM (carfilzomib) for Injection

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Stivarga® (regorafenib) is a Bayer compound being developed by Bayer. Onyx receives a 20% royalty on global net sales in human oncology. Bayer and Onyx are jointly promoting Stivarga in the U.S.

ONYX PHARMACEUTICALS REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

November 1, 2012

ONYX PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share amounts)

(unaudited)

	Nine Months Ended September 30, 2012				Nine Months Ended September 30, 2011
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Revenue:
Revenue from collaboration agreement	$215,479	$—		$215,479	$210,142	$—		$210,142
Product revenue	18,636	—		18,636	—	—		—
Royalty revenue	131	—		131	—	—		—
Total operating revenue	234,246	—		234,246	210,142	—		210,142
Operating expenses:
Cost of goods sold (excluding amortization of certain acquired intangible assets)	496	—		496	—	—		—
Research and development	242,683	(7,042	)(a)	235,641	184,071	(17,474	)(a)	166,597
Selling, general and administrative	149,598	(19,456	)(b)	130,142	115,349	(17,565	)(b)	97,784
Contingent consideration	66,235	(66,235	)(c)	—	23,195	(23,195	)(c)	—
Amortization of acquired intangible assets	4,110	(4,110	)(d)	—	—	—		—
Lease termination exit costs	—	—		—	10,857	(10,857	)(g)	—
Total operating expenses	463,122	(96,843)		366,279	333,472	(69,091)		264,381
Income (loss) from operations	(228,876)	96,843		(132,033)	(123,330)	69,091		(54,239)
Investment income	2,002	—		2,002	1,728	—		1,728
Interest expense	(16,126)	8,502	(e)	(7,624)	(15,155)	7,587	(e)	(7,568)
Other income (expense)	2,365	(3,596	)(f)	(1,231)	(3,776)	3,000	(f)	(776)
Loss before provision (benefit) for income taxes	(240,635)	101,749		(138,886)	(140,533)	79,678		(60,855)
Provision (benefit) for income taxes	(95,769)	95,776	(h)	7	32	—		32
Net income (loss)	$(144,866)	$5,973		$(138,893)	$(140,565)	$79,678		$(60,887)

Net income (loss) per share:
Basic and Diluted (2)	$(2.25)		(i)	$(2.16)	$(2.22)		(i)	$(0.96)

Computation of diluted shares:
Basic and Diluted (2)	64,362			64,362	63,328			63,328

(2) Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded in the computation of diluted per share amounts for the nine months ended September 30, 2012 and 2011 because their effect would be anti-dilutive.

KyprolisTM (carfilzomib) for Injection

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Stivarga® (regorafenib) is a Bayer compound being developed by Bayer. Onyx receives a 20% royalty on global net sales in human oncology. Bayer and Onyx are jointly promoting Stivarga in the U.S.

ONYX PHARMACEUTICALS REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

November 1, 2012

ONYX PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

(a) Adjustments to research and development expenses:
Employee stock based compensation (3)	$(2,394)	$(1,988)	$(7,042)	$(4,808)
Non-cash expense related to the unamortized balance of funding provided to S*Bio (4)	—	—	—	(12,666)
Total adjustment to research and development expenses	$(2,394)	$(1,988)	$(7,042)	$(17,474)

(b) Adjustments to selling, general and administrative expenses:
Employee stock based compensation (3)	$(6,412)	$(6,685)	$(19,456)	$(17,565)

(c) Adjustments to contingent consideration expense
The effects of contingent consideration expense are excluded due to the nature of this charge, which is related to the change in the fair value of the liability for contingent consideration in connection with the acquisition of Proteolix; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.	$(9,843)	$(5,945)	$(66,235)	$(23,195)

(d) Adjustments to amortization of certain acquired intangible assets
The effects of amortization of certain acquired intangible assets are excluded because this expense is non-cash; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.	$(4,110)	$—	$(4,110)	$—

(e) Adjustments to interest expense
The effect of imputed interest related to the convertible senior notes due 2016 are excluded because this expense is non-cash; such exclusion facilitates comparison of Onyx’s operating results to peer companies.	$(2,921)	$(2,643)	$(8,502)	$(7,587)

(f) Adjustments to other income (expenses)
Impairment of equity investment in S*BIO	$(500)	$—	$(500)	$(3,000)
Proceeds received pursuant to the sale of JAK2 inhibitors by S*BIO	(366)	—	4,096	—
Total adjustment to other income (expenses)	$(866)	$—	$3,596	$(3,000)

(g) Adjustments to lease termination exit costs
Non-cash expense related to Onyx’s exit from facilities it previously occupied in Emeryville and in South San Francisco, California.	$—	$(130)	$—	$(10,857)

(h) Adjustments to provision (benefit) to income taxes
Non-cash tax related effect on certain acquired intangible assets	$95,776	$—	$95,776	$—

(3) The effects of employee stock-based compensation are excluded because of varying available valuation methodologies, subjective assumptions and the variety of award types; such exclusion facilitates comparison of Onyx’s operating results to peer companies.

(4) The effects of the termination of the S*BIO collaboration argeement are excluded because they do not relate to the normal and recurring transactions of Onyx’s business; such exclusions allow for a better presentation of the ongoing economics of the business, facilitates comparison to peer companies and is reflective of how Onyx’s management internally manages the business.

KyprolisTM (carfilzomib) for Injection

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Stivarga® (regorafenib) is a Bayer compound being developed by Bayer. Onyx receives a 20% royalty on global net sales in human oncology. Bayer and Onyx are jointly promoting Stivarga in the U.S.

ONYX PHARMACEUTICALS REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

November 1, 2012

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share amounts)

(unaudited)

(i) The following table represents the computation of GAAP and Non-GAAP diluted EPS:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Computation of non-GAAP diluted net income (loss)
Non-GAAP net income (loss)	$(51,834)	$(19,469)	$(138,893)	$(60,887)
Add:
Interest and issuance costs related to dilutive convertible senior notes (5)	—	—	—	—
Non-GAAP net income (loss) - diluted	$(51,834)	$(19,469)	$(138,893)	$(60,887)

Computation of non-GAAP diluted shares
Basic shares	65,831	63,555	64,362	63,328
Dilutive effect of convertible senior notes (5)	—	—	—	—
Non-GAAP diluted shares	65,831	63,555	64,362	63,328

Non-GAAP net income (loss) per share	$(0.79)	$(0.31)	$(2.16)	$(0.96)
Non-GAAP net income (loss) per share - diluted	$(0.79)	$(0.31)	$(2.16)	$(0.96)

(5)         Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded from non-GAAP diluted per share amounts for the three months and nine months ended September 30, 2012 and 2011, because their effect would be anti-dilutive.

KyprolisTM (carfilzomib) for Injection

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Stivarga® (regorafenib) is a Bayer compound being developed by Bayer. Onyx receives a 20% royalty on global net sales in human oncology. Bayer and Onyx are jointly promoting Stivarga in the U.S.

ONYX PHARMACEUTICALS REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

November 1, 2012

ONYX PHARMACEUTICALS, INC.

CALCULATION OF REVENUE FROM COLLABORATION AGREEMENT

(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Nexavar product revenue, net (as recorded by Bayer)	$248,353	$250,340	$742,808	$731,472

Nexavar revenue subject to profit sharing (as recorded by Bayer)	$208,225	$208,683	$632,383	$608,453
Combined cost of goods sold, distribution, selling, general and administrative expenses	75,405	77,234	234,354	240,774
Combined collaboration commercial profit	$132,820	$131,449	$398,029	$367,679

Onyx’s share of collaboration commercial profit	$66,410	$65,725	$199,015	$183,840
Reimbursement of Onyx’s shared marketing expenses	4,334	6,400	16,465	17,691
Royalty revenue	—	2,916	—	8,611
Revenue from collaboration agreement	$70,744	$75,041	$215,480	$210,142

KyprolisTM (carfilzomib) for Injection

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Stivarga® (regorafenib) is a Bayer compound being developed by Bayer. Onyx receives a 20% royalty on global net sales in human oncology. Bayer and Onyx are jointly promoting Stivarga in the U.S.

ONYX PHARMACEUTICALS REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

November 1, 2012

ONYX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2012	2011
	(unaudited)	(6)
Assets
Cash, cash equivalents and current marketable securities	$554,792	$646,343
Accounts receivable, net	25,448	—
Other current assets	92,968	85,506
Total current assets	673,208	731,849
Marketable securities, non-current	18,239	22,102
Property and equipment, net	48,673	19,734
Intangible assets, net	434,690	438,800
Goodwill	193,675	193,675
Other assets	7,878	5,564
Total assets	$1,376,363	$1,411,724

Liabilities and stockholders’ equity
Current liabilities	$114,775	$111,792
Convertible senior notes due 2016	171,395	162,893
Liability for contingent consideration, non-current	146,225	137,816
Deferred tax liability	64,023	149,413
Other long-term liabilities	49,302	26,397
Stockholders’ equity	830,643	823,413
Total liabilities and stockholders’ equity	$1,376,363	$1,411,724

(6)	Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

KyprolisTM (carfilzomib) for Injection

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

Stivarga® (regorafenib) is a Bayer compound being developed by Bayer. Onyx receives a 20% royalty on global net sales in human oncology. Bayer and Onyx are jointly promoting Stivarga in the U.S.